EXHIBIT 27L2
CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Post-Effective Amendment No. 50 to Registration Statement No. 033-37577 on Form N-4 and Amendment No. 319 to Registration Statement No. 811-05439 on Form N-4 of our report dated March 25, 2025, relating to the statutory basis financial statements of Union Security Insurance Company, appearing in the N-VPFS filed with the SEC by the Company on April 17, 2025. We also consent to the reference to us under the heading "Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 21, 2025